EXHIBIT 10.14

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT  (“Amendment”) is entered into as of October 1, 2007 among Cadiz Inc., a Delaware corporation (the “Company”) and O'Donnell Iselin, II (“Iselin”).  The parties to this Amendment are hereinafter sometimes referred to collectively as the "Parties".

RECITALS:

WHEREAS, the Parties have entered into an Employment Agreement as of September 12, 2005 (the "Agreement"), with a commencement date of October 3, 2005 (the "Commencement Date"); and

WHEREAS, the Parties desire to amend the Agreement in certain respects;

NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows.  Defined terms used herein shall, if not otherwise defined in this Amendment, have the same meaning as set forth in the Agreement.

1.           Payments following Termination.  Section 6(b)(ii) of the Agreement is hereby amended in its entirety to read as follows:

"ii.In the event of termination of this Agreement by the Company following a Change in Control pursuant to Section (a)(ii) above, which Change in Control occurs within forty-eight (48) months of the Commencement Date, Iselin shall be entitled to receive for a period of twelve (12) months following the effective date of termination, as though Iselin were continuing to provide services to the Company under this Agreement (i) base compensation as set forth in Section 4 above and (ii) all fringe benefits as described in Section 5(d) above to the extent that such benefits can then lawfully be made available by the Company (or the Company’s successor in interest) to Iselin."

2.           Existing Agreement.  Except as otherwise amended or modified herein or hereby, the provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CADIZ INC.

By:
       Keith Brackpool, Chief Executive Officer

ISELIN

By:
       O'Donnell Iselin II